                                                                Exhibit 99(d)(i)

 AMENDED AND RESTATED INVESTMENT ADVISORY AND ADMINISTRATIVE SERVICES AGREEMENT


     THIS INVESTMENT AMENDED AND RESTATED ADVISORY AND ADMINISTRATIVE SERVICES AGREEMENT made as of the 1st day of July 2001, by and between SA Funds - Investment Trust, a Delaware business trust (the "Trust"), on behalf of each series of the Trust listed in APPENDIX A hereto, as may be amended from time to time (each, a "Fund") and Assante Asset Management Inc., a Delaware corporation (the "Manager").

                                   WITNESSETH:

     WHEREAS, the Trust is an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is engaged in the business of supplying investment advice, investment management and administrative services, as an independent contractor; and

     WHEREAS, the Trust desires to retain the Manager to render investment management and administrative services to the Funds pursuant to the terms and provisions of this Agreement, and the Manager is willing to furnish such advice and services;

     NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

     1. APPOINTMENT OF MANAGER. The Manager is hereby appointed to serve as the investment adviser and administrator to the Funds, to provide investment advisory and administrative services with respect to each Fund for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Trust's Board of Trustees. The Manager hereby accepts such employment.

     2. RETENTION OF SUB-ADVISERS AND SUB-ADMINISTRATORS. Subject to the provisions of the Trust's Agreement and Declaration of Trust and the 1940 Act, the Manager may (A) select and contract with: (i) one or more investment advisers (the "Sub-Advisers") to provide to the Manager such investment advice relating to the assets of a Fund and related services and (ii) one or more administrators (the "Sub-Administrators") to provide certain administrative services to assist the Manager in carrying out its responsibilities as administrator to the Trust, as the Manager may from time to time deem appropriate; or (B) delegate any or all of its functions hereunder to one or more Sub-Advisers or Sub-Administrators, provided that the Trust's Board of Trustees shall approve any such contract with a Sub-Adviser or Sub-Administrator. So long as any Sub-Adviser or Sub-Administrator serves as investment adviser or administrator to any Fund pursuant to a subadvisory or subadministration agreement, the responsibilities and obligations of the Manager under this Agreement shall be, subject in any event to the control of the Trust's Board of Trustees, to determine and review with such Subadviser the investment objectives, policies and restrictions and placing of all orders for the purchase and sale of portfolio securities for the Funds, all as further described in the subadvisory agreement, and to determine and review with such Subadministrator the policies related to the administration of the Funds, as further described in the subadministration agreement. The retention of a Sub-Adviser or Sub-Administrator shall in no way reduce the responsibilities and obligations of the Manager under this Agreement and the Manager shall be responsible to the Trust for all acts or omissions of the Sub-Adviser or Sub-Administrator in connection with the performance of the Manager's duties under this Agreement. The Manager may terminate the services of any Subadviser or Subadministrator at any time, subject to the approval of the Trust's Board of Trustees, and shall at such time assume the responsibilities and obligations of such Subadviser or Subadministrator unless and until a successor Subadviser or Subadministrator is selected.

     3.   DUTIES OF MANAGER.

          (a) INVESTMENT MANAGEMENT. The Manager shall act as investment manager to the Funds and shall supervise and direct, or cause the Sub-Adviser to supervise and direct, investment of the Funds' assets on behalf of the Funds in accordance with applicable law, the Trust's governing and documents, the investment objectives, investment program, policies and restrictions of the Funds as provided in the then-current prospectus and the then-current Statement of Additional Information contained in the Trust's Registration Statement under the 1940 Act and the Securities Act of 1933, as amended (the "1933 Act") and such other limitations as the Trustees may impose from time to time in writing to the Manager. The Manager shall cause the Sub-Adviser to formulate a continuing program for the management of each Fund's assets, and the Manager shall supervise such investment programs formulated by the Sub-Adviser and monitor the Sub-Adviser's implementation of such investment programs. Without limiting the generality of the foregoing, the Manager shall: (i) furnish, or cause or permit the Sub-Adviser to furnish, the Funds with advice and recommendations with respect to the investment of each Fund's assets and the purchase and sale of portfolio securities for the Funds, including the taking of such other steps as may be necessary to implement such advice and recommendations; (ii) furnish the Funds with reports, statements and other data on securities, economic conditions and other pertinent subjects which the Trust's Board of Trustees may reasonably request; (iii) manage the investments of the Funds, subject to the ultimate supervision and direction of the Trust's Board of Trustees; and (iv) render to the Trust's Board of Trustees such periodic and special reports with respect to each Fund's investment activities as the Board may reasonably request.

          (b) BROKERAGE. The Manager shall place orders, or cause or permit the Sub-Adviser to place orders, for the purchase and sale of securities either directly with the issuer or with a broker or dealer selected by the Manager or the Sub-Adviser. In placing each Fund's securities trades, it is recognized that the Manager or Sub-Adviser will give primary consideration to securing the most favorable price and efficient execution, so that each Fund's total cost or proceeds in each transaction will be the most favorable under all the circumstances. Within the framework of this policy, the Manager or Sub-Adviser may consider the financial responsibility, research and investment information, and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Manager or Sub-Adviser may be a party.

     It is understood that it is desirable for the Funds that the Manager and the Sub-Adviser have access to investment and market research and securities and economic analyses provided by brokers and others. It is also understood that brokers providing such services may execute brokerage transactions at a higher cost to the Funds than might result from the allocation of brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the purchase and sale of securities for the Funds may be made with brokers who provide such research and analysis, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice to determine whether each Fund benefits, directly or indirectly, from such practice. The Manager or the Sub-Adviser may select broker-dealers for the execution of the Funds' portfolio transactions who provide research and analysis as the Manager or Sub-Adviser may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis may also be useful to the Manager or Sub-Adviser in connection with their services to other clients.

     On occasions when the Manager or Sub-Adviser deems the purchase or sale of a security to be in the best interests of one or more of the Funds as well as of other clients, the Manager or Sub-Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager or Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients.

          (c) ADMINISTRATIVE SERVICES. The Manager shall oversee the administration of all aspects of the Trust's business and affairs and shall provide certain services required for effective administration of the Trust. The Manager shall furnish, without cost to the Trust, services of persons to perform the executive, administrative, compliance and clerical functions of the Trust that are not performed by or through other persons or agents engaged by the Trust (including, E.G., the transfer and dividend disbursing agent or the depository agent or accounting agent).

          The Manager shall provide suitable office space and furnishing (which may be in the offices of the Manager), small office equipment and utilities, supplies and postage as are necessary for the performance of its duties to the Trust under this Agreement.

          The Manager shall assist the Trust in selecting, coordinating the activities of, supervising and acting as liaison with any other persons and agents engaged by the Trust, including the Trust's depository agent or custodian, accounting agent, transfer agent, dividend disbursing agent, sub-administrator, independent accountants and legal counsel.

          The Manager will ensure that all financial, accounting, corporate and other records required to be maintained and preserved by the Trust or on its behalf will be maintained in accordance with applicable laws and regulations.

          The Manager shall provide persons satisfactory to the Trust's Board of Trustees to act as officers and employees of the Trust and the Funds (such officers and employees, as well as certain trustees, may be trustees, directors, officers, partners, or employees of the Manager or its affiliates).

          The Manager shall furnish to or place at the disposal of the Trust such information, reports, evaluations, analyses and opinions relating to its administrative functions as the Trust may, at any time or from time to time, reasonably request or as the Manager may deem helpful to the Trust.

          The Manager shall assist in the development and preparation of all reports and communications by the Trust to the Funds' shareholders and all reports and filings necessary to maintain the registrations and qualifications of the Trust's shares under federal and state law. The Manager will also prepare or assist in the preparation of all required tax returns, proxy statements and reports or filings with any governmental agency.

          The Manager shall respond to all inquires from shareholders or otherwise answer communications from shareholders. If any such inquiry or communication would be more properly answered by one of the agents listed above, the Manager will oversee their response.

     4. BEST EFFORTS AND JUDGMENT. The Manager shall use its best judgment and efforts in rendering the advice and services to the Trust as contemplated by this Agreement.

     5. INDEPENDENT CONTRACTOR. The Manager shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Trust or the Funds in any way, or in any way be deemed an agent for the Trust or for the Funds. It is expressly understood and agreed that the services to be rendered by the Manager to the Funds under the provisions of this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

     6. MANAGER'S PERSONNEL. The Manager shall, at its own expense (except as otherwise provided in this Agreement), maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Manager shall be deemed to include persons employed or retained by the Manager to furnish statistical information, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Manager or the Trust's Board of Trustees may desire and reasonably request.

     7. REPORTS BY TRUST TO MANAGER. The Trust shall from time to time furnish or otherwise make available to the Manager detailed statements of the investments and assets, prospectuses, Statements of Additional Information, financial reports, proxy statements, legal and other information relating to the business and affairs of the Trust, with respect to each Fund, as may be in its possession or available to it, together with such other information as the Manager may reasonably request.

     8. OWNERSHIP AND CONFIDENTIALITY OF RECORDS. All records required to be maintained and preserved by the Trust pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act and maintained and preserved by the Manager on behalf of the Trust are the property of the Trust and shall be surrendered by the Manager promptly on request by the Trust. The Manager shall not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized by this Agreement and applicable law. The Manager shall keep confidential any information obtained in connection with its duties hereunder and shall disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required by applicable law or federal or state regulatory authorities.

     9.   ALLOCATION OF EXPENSES.

          (a)  Expenses Paid by the Manager.

               (1) SALARIES AND FEES OF TRUSTEES AND OFFICERS. As between the Trust and the Manager, the Manager shall pay all salaries, expenses, and fees, if any, of the directors, officers, and employees of the Manager who are Trustees, officers, or employees of the Trust.

               (2) WAIVER OR ASSUMPTION AND REIMBURSEMENT OF TRUST EXPENSES BY THE MANAGER. The waiver or assumption and reimbursement by the Manager of any expense of the Trust that the Manager is not required by this Agreement to waive, or assume or reimburse, shall not obligate the Manager to waive, or assume or reimburse, the same or any similar expense of the Trust on any subsequent occasion, unless so required pursuant to a separate agreement between the Trust and the Manager.

          (b) Expenses Paid by the Trust. The Trust, shall bear all expenses of its organization, operation, and business not specifically waived, assumed, or agreed to be paid by the Manager as provided in this Agreement or any other agreement between the Trust and the Manager. In particular, the expenses that the Trust shall bear include, but are not limited to:

               (1) CUSTODY AND ACCOUNTING SERVICES. All fees and expenses of depositories, custodians, accounting service agents and other agents for the transfer, receipt, safekeeping, servicing of and accounting for the Funds' cash, securities, and other property.

               (2) DISTRIBUTION EXPENSES. Distribution expenses of the Funds paid pursuant to any plan of distribution that may be adopted in accordance with the provisions of Rule 12b-1 under the 1940 Act.

               (3) SHAREHOLDER SERVICE EXPENSES. Shareholder service expenses of the Funds paid pursuant to the Shareholder Service Agreement between the Trust and the Manager and any similar agreement that the Trust may adopt.

               (4) TRANSFER AGENCY AND DIVIDEND DISBURSEMENT. All costs of establishing, maintaining and servicing accounts of shareholders of the Funds, all fees and expenses of the Trust's transfer agent, sub-administrator, dividend disbursing agent and any other agents engaged by the Trust to service such accounts.

               (5) SHAREHOLDER REPORTS AND OTHER COMMUNICATIONS. All costs of preparing, setting in type, printing and distributing reports and other communications to shareholders of the Funds.

               (6) PROSPECTUSES. All costs of preparing, setting in type, printing and mailing to shareholders of the Funds annual or more frequent revisions of the Trust's prospectuses and Statements of Additional Information and any supplements thereto.

               (7) SHAREHOLDER MEETINGS. All costs incidental to holding meetings of shareholders of the Funds, including the printing of notices and proxy materials, and proxy solicitations therefor.

               (8) PRICING AND PORTFOLIO VALUATION. All costs of daily valuation of the individual portfolio securities of the Funds and daily computation of the net asset value per share of the Funds, including the cost of any equipment obtained by the Trust, the Manager, or agents of the Trust, or a proportionate share of the cost of any equipment currently owned by the Manager, that will be used to price the Funds' shares or value the Funds' assets or the cost of the services of any agents engaged by the Trust for the purpose of pricing Fund shares or valuing the assets of the Funds.

               (9) COMMUNICATIONS. All charges for equipment or services used for communications with respect to the Funds between the Manager or the Trust and the depository agent or custodian, accounting pricing agent, transfer agent, dividend disbursing agent, sub-administrator or any other agent engaged by the Trust to provide services to the Funds.

               (10) INDEPENDENT LEGAL AND ACCOUNTING FEES. All charges for services and expenses of the Trust's independent legal counsel and independent accountants.

               (11) TRUSTEES' FEES AND EXPENSES. All compensation of Trustees (other than those Trustees affiliated with the Manager or the Sub-Adviser), all expenses incurred in connection with their services as Trustees, and all expenses of meetings of the Board of Trustees of the Trust and committees of the Board of Trustees.

               (12) FEDERAL REGISTRATION FEES. All fees and expenses of maintaining the registration of the Trust under the 1940 Act and maintaining the registration of the Fund's shares or registering additional shares of the Fund under the 1933 Act, including all fees and expenses incurred in connection with the preparation, setting in type, printing and filing of any post-effective amendments or supplements to the Registration Statement, prospectuses and Statements of Additional Information for the Trust under the 1933 Act or the 1940 Act that may be prepared from time to time.

               (13) BLUE SKY FEES. All fees and expenses (i) of filing documentation to permit the offer and sale of shares of the Trust or the Funds, as appropriate, under the securities laws of various states and jurisdictions and (ii) of maintaining the registration and qualification of the Trust or the Funds, as appropriate, under all other laws applicable to the Trust or the Funds, as appropriate, or its business activities.

               (14) ISSUE, REDEMPTION AND TRANSFER OF THE FUNDS' SHARES. All expenses incurred in connection with the issue, redemption and transfer of the Funds' shares, including the expenses of confirming all share transactions and of transmitting share certificates, if any are issued, for the Funds.

               (15) BONDING AND INSURANCE. All expenses of bond, liability and other insurance coverage required by law or regulation or deemed advisable by the Board of Trustees of the Trust, including, without limitation, such bond, liability and other insurance expense that may from time to time be allocated to the Trust in a manner approved by the Board of Trustees of the Trust.

               (16) BROKERAGE COMMISSIONS. All brokers' commissions and other charges incident to the purchase, sale, or lending of the Funds' portfolio securities.

               (17) TAXES. All taxes or governmental fees payable to federal, state, or other governmental agencies, domestic or foreign, including issue, stamp, or transfer taxes.

               (18) TRADE ASSOCIATION FEES. All fees, dues, costs of attendance at meetings and conferences and other expenses incurred in connection with the Trust's membership in any trade association or other investment organization.

               (19) PERFORMANCE INFORMATION. Industry performance reporting services fees reasonably necessary for Board of Trustees of the Trust to keep current regarding industry and regulatory requirements.

               (20) NONRECURRING AND EXTRAORDINARY EXPENSES. Such nonrecurring and extraordinary expenses as may arise, including the costs of actions, suits, or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its Trustees, officers, employees and agents.

     10.  FEES.

          (a) Each Fund shall pay to the Manager, and the Manager agrees to accept, as full compensation for all administrative and investment management services furnished or provided to such Fund pursuant to this Agreement, the fees as set forth in the Fee Schedule attached hereto as APPENDIX B, as may be amended in writing from time to time by the Trust and the Manager.

          (b) The fees shall be accrued daily by each Fund and paid to the Manager monthly on the first business day of the next calendar month.

          (c) If this Agreement becomes effective or terminates prior to the end of any month, the fee to the Manager for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case maybe, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. In the case of termination, such fee shall be payable within ten (10) days after the date of termination.

          (d) The Manager may reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses which are the responsibility of one or more Funds under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Manager hereunder or to continue future payments. Any such reduction will be agreed to prior to accrual of the related expense or fee and will be estimated daily and reconciled and paid on a monthly basis. To the extent such an expense limitation has been agreed to by the Manager and such limit has been disclosed to shareholders of a Fund in a prospectus, the Manager may not change the limitation without first disclosing the change in an updated prospectus. Any fee withheld pursuant to this paragraph from the Manager may be reimbursed by the appropriate Fund to the Manager in the first, second or third (or any combination thereof) fiscal year next succeeding the fiscal year of the withholding provided that the aggregate expenses for the next succeeding fiscal year or second succeeding fiscal year or third succeeding fiscal year do not exceed any more restrictive limitation to which the Manager has agreed and the Board of Trustees of the Trust, including a majority of Trustees who are not "interested persons" of the Manager, approves such reimbursement. The Manager generally may request and receive reimbursement for the oldest reductions and waivers before payment for fees and expenses for the current year.

          (e) The Manager may agree not to require payment of any portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement prior to the time such compensation or reimbursement has accrued as a liability of the Fund. Any such agreement shall be applicable only with respect to the specific items covered thereby and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to the Manager hereunder.

     11. FUND SHARE ACTIVITIES OF MANAGERS PARTNERS, OFFICERS AND EMPLOYEES. The Manager agrees that neither it nor any of its partners, officers or employees shall take any short position in the shares of the Funds. This prohibition shall not prevent the purchase of such shares by any of the officers and partners or bona fide employees of the Manager or any trust, pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the 1940 Act.

     12. CONFLICTS WITH TRUST'S GOVERNING DOCUMENTS AND APPLICABLE LAWS. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Agreement and Declaration of Trust, By-Laws, or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the conduct of the affairs of the Trust and Funds.

     13.  MANAGER'S LIABILITIES.

          (a) Neither the Manager nor any of its directors, officers, employees or agents performing services for the Trust, with respect to the Funds, at the direction or request of the Manager in connection with the Manager's discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any act or omission in the course of or in connection with the Manager's services hereunder, including any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates; provided, that nothing herein contained shall be construed to protect the Manager or any such persons against any liability to the Trust or its shareholders to which the Manager or such persons would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Agreement in the performance of its or their duties on behalf of the Trust or for failure by the Manager or any such persons to exercise due care in rendering other services to the Trust.

          (b) The Funds shall indemnify and hold harmless the Manager and the shareholders, directors, officers and employees of each of them (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable legal fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under this

Agreement provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of the obligations and duties under this Agreement.

          (c) No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or partner or officer of the Manager, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

     14. NON-EXCLUSIVITY. The Trust's employment of the Manager is not an exclusive arrangement, and the Trust may from time to time employ other individuals or entities to furnish it with the services provided for herein. In the event this Agreement is terminated with respect to any Fund, this Agreement shall remain in full force and effect with respect to all other Funds listed on APPENDIX A hereto, as the same may be amended.

     15. TERM. This Agreement shall become effective on the date that is the latest of (1) the execution of this Agreement, (2) the approval of this Agreement by the Board of Trustees of the Trust including a majority of the Trustees who are not parties to this Agreement nor "interested persons" of the Manager and (3) the approval of this Agreement by the shareholders of each Fund in a special meeting of shareholders of the Fund. This Agreement shall remain in effect for a period of two years, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for additional periods not exceeding one year so long as such continuation is approved for each Fund at least annually by (i) the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of each Fund and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement nor "interested persons" of the Manager or the Trust, cast in person at a meeting called for the purpose of voting on such approval. Any approval of this Agreement by the holders of a majority of the outstanding voting securities of a particular Fund shall be effective to continue this Agreement, notwithstanding (i) that a comparable agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund and (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. The Manager shall furnish to the Trust, promptly upon its request, such information as may be reasonably necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

     16. AMENDMENT OF AGREEMENT. Any amendment to this Agreement shall be in writing and signed by the parties hereto; provided, that no material amendment shall be effective unless authorized on behalf of the Trust (i) by resolution of the Board of Trustees of the Trust, including a majority of the non-interested Trustees and (ii) if required by law, by vote of a majority of the outstanding voting securities of the Funds or a particular Fund.

     17. TERMINATION. This Agreement may be terminated by the Trust on behalf of any one or more of the Funds at any time without payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the relevant Fund or Funds, upon sixty (60) days' written notice to the Manager, and by the Manager upon sixty (60) days' written notice to the Fund.

     18. TERMINATION BY ASSIGNMENT. This Agreement shall terminate automatically in the event of any transfer or assignment thereof.

     19. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

     20. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court by rules, regulations, or orders of the Securities and Exchange Commission validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested person," "assignment" and "affiliated person" shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation, or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

     21. NOTICE OF DECLARATION OF TRUST. The Manager agrees that the Trust's obligations under this Agreement shall be limited to the Funds and to their assets, and that the Manager shall not seek satisfaction of any such obligation from the shareholders of the Funds nor from any trustee, officer, employee or agent of the Trust or the Funds.

     22. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     23. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Investment Advisors Act of 1940 and any rules and regulations promulgated thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

SA Funds - Investment Trust                  Assante Asset Management Inc.


By: /s/ Alexander B. Potts                   By: /s/ Alexander B. Potts
    ----------------------                       ----------------------
        Alexander B. Potts                           Alexander B. Potts
Title: President and Chief Executive         Title: Executive Vice President and
        Officer                                      General Manager

                                   APPENDIX A

                                  FUND SCHEDULE

                    Fund                                                  Effective Date
                    ----                                                  --------------

SA Fixed Income Fund                                                      July 16, 1999

SA U.S. Market Fund                                                       July 16, 1999

SA U.S HBtM Fund                                                          July 16, 1999

SA U.S. Small Company Fund                                                July 16, 1999

SA International HBtM Fund                                                July 16, 1999

SA International Small Company Fund                                       July 16, 1999

SA U.S. Large Cap Growth Strategy Fund                                    July 25, 2000

SA U.S. Large Cap Value Strategy Fund                                     July 25, 2000

                                   APPENDIX B

                                  FEE SCHEDULE


FUND
----

                                                     Advisory Fee as a    Administrative Fee as    Sub-Advisory Fee as
                                                       percentage of         a percentage of         a percentage of
                                                     average daily net       average daily net      average daily net
                                                          assets                  assets                 assets

SA Fixed Income Fund                                       0.65%                  0.10%                   0.19%

SA U.S. Market Fund                                        0.65%                  0.10%                   0.05%

SA U.S. HBtM Fund                                          0.65%                  0.10%                   0.27%

SA U.S. Small Company Fund                                 0.65%                  0.10%                   0.38%

SA International HBtM Fund                                 0.65%                  0.10%                   0.38%

SA International Small Company Fund                        0.65%                  0.10%                   0.00%

SA U.S. Large Cap Growth Strategy Fund                     0.65%                  0.10%                   0.47%

SA U.S. Large Cap Value Strategy Fund                      0.65%                  0.10%                   0.47%



Revised August 21, 2001